Exhibit 99.2

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION:
July 28, 2008	Tim Taylor
Chief Financial Officer
(773) 832-3470
E-mail: ttaylor@corusbank.com
CORUS BANKSHARES REPORTS
SECOND QUARTER RESULTS
Chicago, Illinois — Corus Bankshares, Inc. (NASDAQ: CORS) today released its report of results for the three and six months ended June 30, 2008. The report can be accessed by visiting the following page on Corus’ website:
http://www.corusbank.com/acrobat/Q208.pdf
If you are unable to click on the link, either copy and paste it into your web browser’s address bar or simply visit www.corusbank.com and click on Investor Relations.
Corus Bankshares, Inc. (“Corus”) is a bank holding company headquartered in Chicago, Illinois. Corus conducts its banking operations through its wholly-owned banking subsidiary Corus Bank, N.A. (the “Bank”). The Bank is an active construction lender nationwide, specializing in condominium construction loans and also provides construction financing for office, hotel, and apartment projects. Its outstanding commercial real estate loans and unfunded construction commitments total approximately $7.6 billion. Corus’ common stock trades on the NASDAQ Global Select Market tier of The NASDAQ Stock Market under the symbol: CORS.